SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 8, 2013

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Makaloa Street, Suite 204, Honolulu, HI	96814
(Address of principal executive offices)	(Zip code)

(951) 234-5995

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 8, 2013, Left Behind Games Inc. (herein “Company”) entered into a definitive agreement with Lifeline Studios to resolve the parties’ legal dispute and resolve associated debt obligations. A copy of this agreement is attached hereto as Exhibit 99.1, and is incorporated herein by this reference.

ITEM 4.02 NON-RELIANCE ON PREVIUOSLY ISSUED FINANCIAL STATEMENTS OR A RELATED OR RELATED AUDIT REPORT OR COMPLETED INTERIM REPORTS

On September 3, 2013, MaloneBailey resigned as the Company’s independent registered public account firm. On September 26, 2013, MaloneBailey informed the Company that that due to the SEC complaint and findings therein, it can no longer support its opinion dated August 3, 2011 related to the audits of the consolidated financial statements of the Company as of March 31, 2011 and 2010.

Attached as Exhibit 16.1 is a letter from MaloneBailey addressed to the Securities and Exchange Commission stating that it concurs with the statements made by the Company with respect to MaloneBailey in this Current Report on Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS’ ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

(b) On October 8, 2013, Troy Lyndon, our chief executive officer, chief accounting officer and chairman of the board, in addition to Richard Knox, Sr. and Richard Knox, Jr., our independent directors of the board, resigned effective October 9, 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.:	Description:
5.02.1 5.02.2 5.02.3 16.1 99.1

Resignation letter of Troy Lyndon

Resignation letter of Richard Knox, Sr.

Resignation letter of Richard Knox, Jr.

Letter from MaloneBailey to SEC

Intellectual Property Exclusive License and Ownership for Debt Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: October 8, 2013	By:	/s/ TROY A. LYNDON
	Name:	Troy A. Lyndon
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board